SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 Musick
Irvine, CA 92618
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 420-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On April 18, 2007, Paul J. McCormick was elected to serve as a Director of the Company. In accordance with the provisions of the Registrant’s Bylaws, the authorized number of directors was increased from four (4) to five (5) and Mr. McCormick’s election was approved by the Board of Directors of the Registrant to fill the additional director position.
     It is expected that Mr. McCormick will serve as a member of the Company’s Audit Committee, Compensation Committee and Corporate Governance Committee.
Item 8.01 Other Events
     On April 19, 2007, the Company issued a press release announcing the election of Paul J. McCormick as a Director of the Company. The press release is attached hereto as Exhibit 99.01 and is incorporated herein by this reference.
     The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release of Cardiogenesis Corporation dated April 19, 2007 (furnished pursuant to Item 8.01)
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)
Date: April 19, 2007	By:	/s/ William Abbott
William Abbott,
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.01	Press release of Cardiogenesis Corporation dated April 19, 2007 (furnished pursuant to Item 8.01)